Exhibit 99.1
News from Conduent
Conduent Incorporated
100 Campus Drive
Florham Park, N.J. 07932
www.Conduent.com

Conduent Completes Sale of its Curbside Management and Public Safety Businesses to Modaxo
Sale demonstrates continued progress in Conduent’s strategy to streamline its portfolio to drive increased focus on its core capabilities and enable synergistic growth
FLORHAM PARK, N.J., May 1, 2024 — Conduent Incorporated (Nasdaq: CNDT), a global technology-led business solutions and services company, today announced it has successfully completed the sale of its Curbside Management Solutions and Public Safety Solutions businesses to Modaxo, a division of Constellation Software Inc. (TSX: CSU). The signing of the transaction was announced on December 28, 2023. The sale has a purchase price of $230 million.
“This divestiture marks another significant step in our efforts to concentrate on our core capabilities and foster growth that benefits both our shareholders and clients,” said Cliff Skelton, Conduent President and CEO. “With the completion of this sale, our focus remains on a smooth transition for our team members and clients as we continue to execute our growth strategy and advance toward our deployable capital goal.”
As outlined during Conduent’s 2023 investor briefing, the company set on a course to rationalize its business portfolio to increase focus on core capabilities, become more nimble, and enhance shareholder and client value.
Conduent will also continue to drive innovation in its Road Usage Charging Solutions and Transit Solutions businesses to enable streamlined, high-volume mobility services. The sale to Modaxo has no impact on these businesses.
Additional details of the transaction are outlined in Conduent’s 8-K filed with the U.S. Securities and Exchange Commission (SEC) today.

About Conduent
Conduent delivers digital business solutions and services spanning the commercial, government and transportation spectrum – creating valuable outcomes for its clients and the millions of people who count on them. The Company leverages cloud computing, artificial intelligence, machine learning, automation and advanced analytics to deliver mission-critical solutions. Through a dedicated global team of approximately 59,000 associates, process expertise and advanced technologies, Conduent’s solutions and services digitally transform its clients’ operations to enhance customer experiences, improve performance, increase efficiencies and reduce costs. Conduent adds momentum to its clients’ missions in many ways including disbursing approximately $100 billion in government payments annually, enabling 2.3 billion customer service interactions annually, empowering millions of employees through HR services every year and processing nearly 13 million tolling transactions every day. Learn more at www.conduent.com.
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Exhibit 99.1

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com
Neil Franz, Conduent, +1-240-687-0127, neil.franz@conduent.com

Investor Relations Contact:
Giles Goodburn, Conduent, +1-203-216-3546, ir@conduent.com

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Trademarks
Conduent is a trademark of Conduent Incorporated in the United States and/or other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements
This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," “endeavor,” "if,” “growing,” “projected,” “potential,” “likely,” "see," "ahead," "further," "going forward," "on the horizon," “enable,” “strategy,” and similar expressions (including the negative and plural forms of such words and phrases), as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, statements regarding Conduent’s focus on continuing to provide a seamless transition for team members and clients as Conduent executes its growth strategy and advances towards its deployable capital goal, expectations that Conduent will continue to drive innovation in its Road Usage Charging Solutions and Transit Solutions businesses to enable streamlined, high-volume mobility services, and Conduent’s strategy to streamline its portfolio to drive increased focus on its core capabilities and enable synergistic growth, as well as to rationalize its business portfolio to increase focus on core capabilities, become more nimble, and enhance shareholder and client value. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, many of which are outside of our control, that could cause actual results to differ materially from those expected or implied by such forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make. Important factors and uncertainties that could cause actual results to differ materially from those in our forward-looking statements include, but are not limited to: Conduent’s ability to realize the benefits anticipated from the sale of its curbside management and public safety businesses; unexpected costs, liabilities or delays in connection with the transaction; the significant transaction costs associated with the transaction; negative effects of the announcement, pendency or consummation of the transaction on the market price of our common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; our inability to retain and hire key personnel; the risk that certain contractual restrictions contained in the definitive transaction agreement could adversely affect our ability to pursue business opportunities or strategic transactions; and other factors that are set forth in the “Risk Factors” and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on

Exhibit 99.1
Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law.